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                                                                       Exhibit 5

                      [LETTERHEAD OF JAMES R. YOUNG, ESQ.]

April 13, 1999

Bell Atlantic Corporation
1095 Avenue of the Americas
New York, NY 10036

                          Re: Bell Atlantic Corporation
                              Registration Statement on Form S-4

Ladies and Gentlemen:

   I am Executive Vice President--General Counsel of Bell Atlantic Corporation (the "Company"). This opinion is being furnished in connection with the Company's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration by the Company of shares (the "Shares") of common stock, par value $.10 per share (the "Common Stock"), of the Company to be issued in connection with the merger of a wholly-owned subsidiary of the Company with GTE Corporation (the "Merger") pursuant to the terms of the Agreement and Plan of Merger, dated as of July 27, 1998 (the "Merger Agreement").

   In connection with this opinion, I have examined the Registration Statement and the joint proxy statement and prospectus included therein, the Company's Certificate of Incorporation, as in effect on the date hereof and as to be amended and restated, the Company's Bylaws, as in effect on the date hereof and as to be amended and restated, and certain of the Company's corporate proceedings as reflected in its minute books. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

   Based upon the foregoing, I am of the opinion that the Shares, when and to the extent issued in accordance with the Merger Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

   I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this opinion under the section captioned "Legal Matters" and to the reference to myself in the section captioned "Reasons for the Merger; Recommendation of the Boards" in the joint proxy statement and prospectus included therein.

                                          Very truly yours,

                                          /s/ James R. Young
                                          ---------------------
                                          James R. Young, Esq.
                                          Executive Vice President and General
                                          Counsel